Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of December 31, 2010

	Historical
	IntelliCell BioSciences Inc	Media Exchange Group Inc.	Pro Forma Adjustments Merger			Pro Forma Adjustments Spin Off		Pro Forma Combined
Current assets:
Cash	$3,179	$-	-			-		$3,179
Accounts receivable	70,000	-	-			-		70,000
Prepaid Expenses	-	-	-			-		-
Total current assets	73,179	-						73,179
Property, plant and equipment - net	27,000	-	-			-		27,000
	$100,179	$-						$100,179

Current liabilities:
Convertible debentures		$-	-					$-
Notes payable, related parties	-	604,661	(87,306)	(1)		(311,290)	(7)	206,064
Notes payable	-	2,199,684	(132,255)	(1	),(4)	(1,391,689)	(7)	675,740
Accounts payable and accrued expenses	48,596	276,418	(142,214)	(1)		-		182,800
			-			-
Derivative liabilities	-	804,367	(804,367)	(3)		-		-
Accrued compensation	187,500	1,261,351	(1,261,351)	(1	),(2)	-		187,500
Accrued liabilities , related parties	274,407	-						274,407
Total current liabilities	510,503	5,146,481						1,526,511

Stockholders’ deficit :
Preferred Stock -Series B	-	-	20,521	(6)				20,521
Preferred Stock -Series C	-	-	12,091	(1)				12,091
Common stock	16,545	499	1,262	(4	),(5),(6)	-		18,306
Additional paid in capital	28,120	16,241,276	2,317,252	(1	),(3),(6)			18,586,648
Accumulated deficit	(454,988)	(21,388,256)	76,367	(2	),(5)	1,702,979	(7)	(20,063,898)
Total stockholders’ deficit	(410,323)	(5,146,481)	-			-		(1,426,332)
	$100,179	$-	$0			$-		$100,179

See accompanying notes to the unaudited pro forma condensed combined balance sheet and statement of loss.

Intellicell BioSciences Inc. and Subsidiary
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF LOSS
For the year ended December 31, 2010

	Historical
	IntelliCell BioSciences Inc	Media Exchange Group Inc.	Pro Forma Adjustments Merger			Pro Forma Adjustments Spin Off		Pro Forma Combined
Revenues	$164,095	$-	$-			$-		$164,095

Cost of goods sold	86,109	-	-					86,109

Gross margin	77,986	-						77,986

Operating Expenses
Research and development	229,752	284,912						514,664
Selling, general and administrative	303,222	2,025,572	(159,000)	(2	)(4)			2,169,794
	532,975	2,310,484						2,684,459
Other income (expense)
Change in fair value of warrant derivative liability	-	(879,519)	804,367	(3)				(75,152)
Interest expense, related parties	-	(73,167)						(73,167)
Interest expense, net	-	(591,607)	(887,000)	(5)				(1,478,607)
	-	(1,544,293)						(1,551,774)
Gain on disposal of business segment						1,702,979	(7)	1,702,979

Loss before income taxes	(454,988)	(3,854,777)						(4,158,246)

Provision for income taxes	-	-	-			-		-

Net loss	$(454,988)	$(3,854,777)	$(76,367)			$1,702,979		$(2,455,267)

Basic and diluted loss per common share		$(8.05)						$(0.14)

Basic and diluted weighted average common shares outstanding		478,655						17,238,399

See accompanying notes to the unaudited pro forma condensed combined balance sheet and statement of loss.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AND STATEMENT OF INCOME
As of December 31, 2010

Merger:
(1)
ecord settlement agreements with the holders of an aggregate of $1,328,126 of indebtedness to the Company, comprised of accrued compensation in the amount of $1,052,351, promissory notes in the principal amount of $248,707 plus accrued interest of $6,332 less unamortized debt discounts of $121,478 and accrued expenses totaling $142,414 (the “Series C Debt”), which included $,1,052,351 of accrued compensation, $87,306 of notes payable  held or made by affiliates of the Company, pursuant to which such persons agreed to settle and compromise such Series C Debt in exchange for the issuance of an aggregate of 12,123 shares of series C preferred stock. The table below summarizes these transactions:

	Principal	Interest	Discount	Total
Notes Payable	$43,758	$2,497	$-	$46,255
Notes payable, related parties	204,949	3,835	(121,478)	87,306
	248,707	6,332	(121,478)	133,561
Accrued compensation	1,052,351			1,052,351
Accrued expenses	142,214	-	-	142,214
	$1,443,272	$6,332	$(121,478)	$1,328,126

(2)	Record agreements with the holders of an aggregate of $209,000 of accrued compensation, pursuant to which such persons agreed to forgive all amounts owed to the Company.

(3)	Record the settlement and conversion of Notes Payable for which derivative liabilities had been recorded totaling $804,367.

(4)
Record agreements with the holders of (i) an aggregate of $86,000 of notes and $50,000 in accrued expenses pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 262,500 shares of common stock.

(5)
Record the Company's agreement to amend $375,000 in notes payable pursuant to which the note holder agreed to amend such note to make it convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share). In addition, the Company issued an aggregate of 1,000,000 shares of common stock pursuant to a settlement and compromise with a debt holder of the Company.

(6)
Issuance of an aggregate of 15,476,978 shares of common stock to the holders of an aggregate of 7,975,768 of IntelliCell’s common stock, and 20,521 shares of the Company’s series B preferred stock to Dr. Steven Victor, the principal shareholder of Intellicell, in exchange for an aggregate of 10,575,482 shares of IntelliCell’s common stock, in exchange for 100% of the issued and outstanding shares of Intellicell common stock based upon an effective exchange rate of 1.94 shares of the Company for each share of Intellicell common stock held. Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock.

Spinoff:
(7)
Sale all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate  amount of $1,676,463 of indebtedness including $1,477,052 of principal, $225,927of accrued interest and net of $26,516 in unamortized discount. Included in the foregoing is note to affiliated persons/companies totaling $517,354 inclusive of accrued interest of $67,353.

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